[Sutherland, Asbill & Brennan LLP Letterhead]




CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP


          We consent to the reference to our firm under the heading "Legal Counsel" in the prospectuses and under "Counsel" in the statement of additional information included in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A for The GCG Trust (File Nos. 33-23512, 811-5629). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                         SUTHERLAND, ASBILL & BRENNAN LLP

                         By:/s/ Stephen E. Roth
                            Stephen E. Roth

Washington, D.C.
April 29, 1998